SCHEDULE 14C INFORMATION

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

             =======================================================

                           Check the appropriate box:
                      [X] Preliminary Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))
                      [ ] Definitive Information Statement

                         21ST CENTURY TECHNOLOGIES, INC.
                         _______________________________
                (Name of registrant as Specified in its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1) Title of each class of securities to which transaction applies:. . . . . ..
(2) Aggregate number of securities to which transaction applies:. . . . . . . .
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): . . . . . . . . . . . . . . . .
(4) Proposed maximum aggregate value of transaction: . . . .
(5) Total fee paid: . . . . . . . . . . . . . . . . . . . . . .
[ ] Fee paid previously by written preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: . . . . . . . . . . . . . . . . . .
(2) Form, Schedule or Registration Statement No.:. . . . . .
(3) Filing Party:. . . . . . . . . . . . . . . . . . . . . . . .
(4) Date Filed:. . . . . . . . . . . . . . . . . . . . . . . . .

________________________________________________________________________________

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                         21ST CENTURY TECHOLOGIES, INC.
                        2700 W. Sahara Blvd., Suite 440,
                               Las Vegas, NV 89102
                                  (702)248-1588
                   ===========================================
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JANUARY 5, 2004
                   ===========================================

Dear Shareholders:

A special meeting of shareholders of 21st Century Technolgies, Inc., a Nevada corporation (the "Company"), will be held on January 5, 2004 at 10:00 a.m. local time, at 2700 W. Sahara Blvd., Suite 440, Las Vegas, NV 89102 for the following purposes:

         To consider and vote upon a proposal to effect up to a one-for-thirty reverse stock split of the Company's common stock (the "Common Stock"), subject to the discretion of the Company's Board of Directors (the "Reverse Split"). Following the Reverse Split, the authorized shares of common stock of the Company will remain unchanged from the number of shares of common stock authorized prior to the Reverse Split (2 billion).

Only shareholders of record at the close of business on December 6, 2004 will be entitled to receive this Information Statement and notice of the special meeting and to vote on the above matters.

By Order of the Board of Directors,
                                         /s/ JOHN DUMBLE
                                         _______________
                                         John Dumble
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


Las Vegas, NV
December 3, 2004


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                          21ST CENTURY TECHNOLOGY, INC.
                         2700 W. SAHARA AVE., SUITE 440
                               LAS VEGAS, NV 89102
                              INFORMATION STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JANUARY 5, 2004
                                  INTRODUCTION

This Information Statement is being furnished to the shareholders of 21st Century Technolgies, Inc., a Nevada corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") will be held on January 5, 2004 at 10:00 a.m. local time, at 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102. Only shareholders of record at the close of business on December 6, 2004 (the "Record Date") will be entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about December 16, 2004.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company will be asked to consider and vote upon a proposal to effect up to a one-for-thirty reverse stock split of the Company's common stock (the "Common Stock"), subject to the discretion of the Company's Board of Directors (the "Reverse Split"). Following the Reverse Split, the authorized shares of common stock of the Company will remain unchanged from the number of shares of common stock authorized prior to the Reverse Split (2 billion).

Principal Shareholders, who collectively represented 880,000,000 shares (or 78%) of the 1,120,161,555 total outstanding capital stock entitled to vote on shareholder matters have indicated their intention to vote to approve the proposal described in this Information Statement. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102.


            _______________________________________________________

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

________________________________________________________________________________

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                       INFORMATION REGARDING THE PROPOSAL

PROPOSAL TO EFFECT A REVERSE STOCK SPLIT

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to effect a reverse stock split (the "Reverse Split") of the Company's Common Stock. The timing and nature of the Reverse Split is at the discretion of the Board of Directors; however, the Reverse Split cannot exceed one-for-thirty and must be completed within twelve months from the date of the shareholder approval. The Board of Directors believes that the Reverse Split is in the Company's best interests in that it may increase the trading price of the Common Stock. An increase in the price of the Common Stock should, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives.

Effect: The immediate effect of a Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock. If the full one-for-thirty Reverse Split is executed, the total number of issued and outstanding common shares will decrease from 1,120,161,555 to approximately 37,338,719. Although the Reverse Split may also increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down (see discussion below).

Procedure for Effecting Reverse Split: The Reverse Split of the Company's Common Stock will become effective upon the filing by the Company of the shareholder resolution with the Nevada Secretary of State (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.

Fractional Shares: No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 10 will have the number of new

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shares to which they are  entitled  rounded up to the  nearest  whole  number of shares. No shareholders will receive cash in lieu of fractional shares.

Federal Income Tax Consequences of Reverse Split: The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company's Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

No Dissenters' Rights: Pursuant to the Nevada Revised Statutes ("NRS"), the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

                  INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all

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other holders of the Company's Common Stock. See "Security  Ownership of Certain
Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were two billion (2,000,000,000) shares of common stock authorized with a stated value of $.0001 per share, of which 1,120,161,555 shares were issued and outstanding, with 879,838,445 shares authorized but unissued. Immediately following the approval of the Reverse Split, assuming the full one-for-thirty Reverse Split is implemented, there will be two billion shares of Common Stock authorized, of which approximately 37,338,719 will be issued and outstanding and approximately 1,962,661,280 will be authorized but unissued. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of such preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the NRS and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock."

PREFERRED STOCK

As of the Record Date, the Company has twenty million (20,000,000) shares of preferred stock authorized. The issuance and designation of rights of the preferred stock is established by the Board of Directors. The Company presently has four classes or series of preferred stock designated:

Preferred stock, Series A, $.001 par value, 1,200,000 shares authorized, no shares issued and outstanding.

Preferred stock, Series B, $.001 par value, 1,200,000 shares authorized, issued and outstanding. Each share of Series B stock is entitled to 500 votes but has no other rights or privileges.

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Preferred stock, Series C, $.001 par value, 15,000,000 shares authorized, issued and outstanding. Each share of Series C stock is convertible into one share of common stock. Series C stock does not have voting rights but, absent the Series B stock, is entitled to appoint three (3) members of the Board of Directors. Series C is not entitled to receive interest or dividends and, apart from its convertibility features, has no preferences in liquidation.

Preferred stock, Series D, $1.00 stated value, 1,000,000 shares authorized, 10,000 shares issued and outstanding. Series D stock has no voting rights or other rights or privileges aside from its liquidation value of $1.00 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 2, 2004 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102.


                        Name and Address of    Number of Shares       Percent
Class of Stock          Beneficial Owner       Beneficially Owned   of Class(1)
______________          ________________       __________________   ___________

Common Stock            Compass Capital            100,000,000             8.9%
                        90 Park Ave, 26th Floor
                        New York, NY

Common Stock            Reef Holdings, Ltd          90,000,000             8.0%
                        BDC Cape Bld. Leeward Hwy.
                        Providenciales, Turks &
                        Caicos, BWI

Common Stock            Kentan Ltd. Corp.           90,000,000             8.0%
                        BDC Cape Bld. Leeward Hwy.
                        Providenciales, Turks &
                        Caicos, BWI

Series B Preferred      Fredricks Partners           1,200,000             100%
                        5707 Corsa, Suite 107
                        Westlake Village, CA

Common Stock            John R. Dumble                 150,000               *
                        Chief Executive Officer
                        & Director

Common Stock            James B. Terrell             2,350,000               *
                        Director

Common Stock            John Hopf                          -0-             N/A
                        Director


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Common Stock            Shane H. Traveller                 -0-             N/A
                        Director

All Directors and Officers as a group:

Common Stock            (5 Persons)                  5,230,555            1.0%
                                                     _________            ____

Series B Preferred      (1 Person)                   1,200,000            100%
                                                     _________            ____

*         Amount represents less than 1%.

(1) Percentage of beneficial ownership is based on 1,120,161,555 fully diluted shares of common stock outstanding and 1,200,000 shares of Series B preferred stock outstanding as of December 2, 2004. Each share of Series B preferred is entitled to 500 votes.

                              AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The  following   documents   filed  by  the  Company  with  the  Commission  are
incorporated herein by reference and shall be deemed to be a part hereof:

         o Shareholder Resolution       Filed herewith

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 2700 W. Sahara Ave., Suite 440, Las Vegas, NV 89102, by telephone at (702) 248-1588 or by facsimile at (702) 248-4554. The Company will provide the documents incorporated by reference without charge upon such written or oral request.


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                                 OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors.

                                /s/ JOHN DUMBLE
                                _______________
                                John Dumble
                                CHIEF EXECUTIVE OFFICER

December 2, 2004


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                                                                       EXHIBIT A

                        RESOLUTION BY MAJORITY CONSENT OF
                                 SHAREHOLDERS OF
                         21ST CENTURY TECHNOLOGIES, INC.

Shareholders Action in a Special Meeting of the Shareholders of 21st Century Technologies, Inc. ("Corporation"), as permitted in accordance with the provisions set forth in the Nevada Revised Statues which provides that any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if the action is taken by the holders of the majority of the outstanding stock of each voting group entitled to vote thereon having not less that the minimum number of votes required to take such action at a meeting at which the whole voting group was present and able to vote.

The shareholders of the Corporation, by signing this resolution, waive notice of the time, place and purpose of this shareholders action and agree to the transaction of the business recited in this Shareholders Action by the written consent of those shareholders of the Corporation holding the majority of the issued and outstanding common voting shares, such written consent to be effective as of January 5, 2004.

RECORD DATE

The record date for the shareholders entitled to consent on the action presented is December 6, 2004 as determined by the Corporation's board of directors, there being 1,120,161,555 shares of common stock entitled to vote on said date.

VOTE REQUIRED

The Corporation's Certificate of Incorporation mandates that acts of the shareholders require the approval of those shareholders holding the majority of the issued and outstanding common voting shares.

CONSENT RESOLUTIONS

REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

The shareholders holding the majority of the issued and outstanding common voting shares of the Corporation hereby grant authority to the Company's Board of Directions to cause the Corporation's common stock to be split on a basis anywhere up to a one-for-thirty (1:30) ("Reverse Split"). Such authority granted to the Board of Directors shall expire twelve months from the date of this Shareholder Action. The Board shall have the discretion to determine the amount and timing of the Reverse Split.

SIGNATURES

The consent resolution set forth above was approved by the Corporation's shareholders in as many counterparts as may be necessary, each of which is so signed will be deemed an original, and such counterparts together will constitute one and the same instrument and, notwithstanding the date of

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execution, will be deemed to be dated as of the effective date, January 5, 2004 set forth above.

SHAREHOLDERS SIGNATURE     NUMBER OF SHARES ACTING IN FAVOR          PERCENTAGE



___________________
Fredricks Partners                  600,000,000                          53.5%

___________________
Compass Capital                     100,000,000                          8.9%

___________________
Kentan Ltd. Corp.                    90,000,000                          8.0%

___________________
Reef Holdings, Ltd.                  90,000,000                          8.0%